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                                                                    EXHIBIT 10.1

                     AMENDMENT TO ORLEANS HOMEBUILDERS, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       (EFFECTIVE AS OF SEPTEMBER 1, 2005)

         WHEREAS, the Board of Directors (the "Board") of Orleans Homebuilders, Inc. (the "Company") has determined that it is appropriate to amend the Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan (the "Plan") in order to clarify the manner in which retirement benefits are to be provided to participants in the Plan who have a vested benefits under the Plan, but who terminate employment prior to their normal retirement date and not granted an early retirement as permitted (but not required) under the Plan; and

         WHEREAS, the Board has the right, pursuant to Section 10 of the Plan, to amend the Plan, subject to certain limitations not applicable here.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         SECTION 5.7 IS REVISED TO READ, IN ITS ENTIRETY:

                "5.7 FORFEITURE OF BENEFITS. If a Participant terminates employment with the Company prior to attaining his or her Normal Retirement Date, other than by reason of his or her death, disability, or retirement after age 55, with at least five (5) years of Participation, such Participant shall not be entitled to any benefits under the Plan. In the event a Participant retires from his or her employment with the Company after age 55, with at least five (5) years of Participation, but payment of an Early Retirement Benefit under Section 5.3 is not consented to by the Committee, such Participant shall be entitled to a benefit under this Plan commencing after such Participant's Normal Retirement Date."

         IN ALL OTHER RESPECTS, THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT.

                                                  ORLEANS HOMEBUILDERS, INC.



                                                  By: JOSEPH A. SANTANGELO
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